                                                               Exhibit 99.1



                         KOPPERS AUSTRALIA PTY. LIMITED
                              (A.C.N. 000 566 629)



                              FINANCIAL STATEMENTS

                            YEAR ENDED 30 JUNE 1995

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

                               DIRECTORS' REPORT
                               -----------------

Your directors submit their report for the year ended 30 June 1995.

DIRECTORS

The names and details of the directors of the company in office at the date of this report are:

Names and qualifications.

Directors                 Qualifications, Experience and Special
- ---------                 --------------------------------------
                          Responsibilities
                          ----------------

M. J. Burns               Managing Director, BHP New Zealand Steel

B. K. E. Jensen           Managing Director, TarcoNord A/S

P. J. Laver               Corporate General Manager, External Affairs,
                          BHP International Group

C. E. Smith               BHP Corporate General Manager and President
                          (Indonesia), BHP Indonesia

D. P. Traviss             Chief Operating Officer, Koppers Industries Inc.

R. K. Wagner              Chairman and Chief Executive Officer, Koppers
                          Industries Inc.

Alternate Directors
- -------------------

E. S. Bryon               General Manager, Koppers Coal Tar Products Pty. Ltd.
 (For D. P. Traviss)

C. R. Newell              General Manager, Koppers Timber Preservation Pty. Ltd.
 (For B. K. Jensen)

A. Purnell                Manager, Broken Hill Proprietary Company
 (For M. J. Burns,
 P. J. Laver,
 C. E. Smith)

B. C. Wilson              Managing Director, Koppers Australia Pty. Limited
  (For R. K. Wagner)

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

                           DIRECTORS' REPORT(Cont'd.)
                           -----------------

PRINCIPAL ACTIVITIES

The principal activities during the year of entities within the economic entity were:-

*         refinement and distribution of coal tar by-products
*         manufacture of wood preservation chemicals
*         preservation of timber products
*         manufacture of carbon black

RESULTS AND DIVIDENDS (Australian dollars)

Consolidated economic entity profit after tax and outside
equity interest for the financial year                           $11,366,000

Share of associated company results (less dividends $254,000)      5,006,000
                                                                 -----------

                                                                  16,372,000
                                                                 -----------

The contribution of the various economic entities to this result is detailed in note 5 to these financial statements.

The chief entity did not pay a dividend during the year (1994 - $1,000,000).

REVIEW OF OPERATIONS

Profits were higher than last year which was mainly attributable to generally improved market conditions and internal efficiencies.

SIGNIFICANT CHANGES IN THE STATE OF AFFAIRS

There has been no significant change in the state of affairs.

SIGNIFICANT EVENTS AFTER THE BALANCE DATE

There has been no significant event since balance date.

LIKELY DEVELOPMENTS AND EXPECTED RESULTS

The existing businesses of the economic entity are expected to continue profitable trading activities.

DIRECTORS' BENEFITS

During or since the financial year, no director of the company has received or become entitled to receive a benefit, other than a benefit included in the aggregate amount of emoluments received or due and receivable by the directors shown in the consolidated accounts, by reason of a contract entered into by the company or an entity that the company controlled or a body corporate that was related to the company when the contract was made or when the director received, or become entitled to receive, the benefit with:

*         a director; or
*         a firm of which a director is a member; or
*         an entity in which a director has a substantial financial interest.

                        KOPPERS AUSTRALIA PTY. LIMITED
                        ------------------------------

                               (ACN 000 566 629)
                               -----------------

                          DIRECTORS' REPORT(Cont'd.)
                          -----------------

INDEMNIFICATION AND INSURANCE OF DIRECTOR

During the financial year, the company has paid no premiums in respect of insuring any director against a liability incurred in their role as director of the company, nor has the company indemnified any director for costs and expenses incurred in defending proceedings brought against any director for a breach of a low by the company.

Signed in accordance with a resolution of the directors.

ROUNDING

The amounts contained in this report and in the financial statements have been rounded off under the option available to the company under S311 and Regulation
3.6.05 of the Corporations Law and Regulations.

Signed in accordance with a resolution of the directors.


                                                    Director
                              ---------------------
                              B. C. Wilson


                                                    Director
                              ---------------------
                              P. J. Laver

INDEPENDENT AUDITOR'S REPORT

TO THE MEMBERS OF KOPPERS AUSTRALIA PTY. LIMITED

Scope

We have audited the financial statements of Koppers Australia Pty. Limited for the financial year ended 30 June 1995, as set out on pages 5 to 43, including the Statement by Directors. The financial statements include the accounts of Koppers Australia Pty. Limited and the entities it controlled at year's end or from time to time during the financial year. The company's directors are responsible for the preparation and presentation of the financial statements and the information they contain. We have conducted an independent audit of these financial statements in order to express an opinion on them to the members of the company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with Australian accounting standards, other mandatory professional reporting requirements and statutory requirements, so as to present a view which is consistent with our understanding of the company's and the economic entity's financial position, the results of their operations and their cash flows.

The names of the entities controlled during all or part of, or at the end of, the financial year, but of which we have not acted as auditor are disclosed in note 29. We have, however, received sufficient information and explanations concerning these controlled entities to enable us to form an opinion on the consolidated accounts.

The audit opinion expressed in this report has been formed on the above basis.

Audit Opinion

In our opinion, the financial statements of Koppers Australia Pty Limited are properly drawn up:

(a)  so as to give a true and fair view of:

     (i) the state of affairs as at 30 June 1995, and of the profit and cash flows for the financial year ended on that date of the company and of the economic entity; and

     (ii) the other matters required by Divisions 4, 4A and 4B or Part 3.6 of the Corporations Law to be dealt with in the financial statements;

(b)  in accordance with the provisions of the Corporations Law; and

(c)  in accordance with applicable Accounting Standards



                                                  ERNST & YOUNG

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

                             STATEMENT BY DIRECTORS
                             ----------------------

In accordance with a resolution of the directors of Koppers Australia Pty. Limited, we state that-

(1)  In the opinion of the directors:

     (a) the profit and loss account is drawn up so as to give a true and fair view of the profit of the company for the financial year ended 30 June 1995;

     (b) the balance sheet is drawn up so as to give a true and fair view of the state of affairs of the company as at 30 June 1995; and

     (c) at the date of this statement there are reasonable grounds to believe that the company will be able to pay its debts as and when they fall due;

(2)  In the opinion of the directors the consolidated accounts:

     (a)   give a true and fair view of:-

           (i) the profit of the economic entity, constituted by the company and the entities it controlled from time to time during the financial year, for the financial year ended 30 June 1995; and

           (ii) the state of affairs of the economic entity, constituted by the company and the entities that it controls at the year's end, as at 30 June 1995; and

     (b) have been made out in accordance with Divisions 4A and 4B or Part 3.6 of the Corporations Law.

(3)  In the opinion of the directors at the date of this statement:

     (a) there are reasonable grounds to believe that the closed group comprising the company and the controlled entities identified in note 29 will be able to meet any obligation or liabilities to which it is, or may become, subject by virtue of the deed of cross guarantee disclosed in note 29; and



     (b) the company and the wholly owned controlled entities obtaining relief under the class order remain within the class of companies affected by the class order.

                              On behalf of the Board



                                                    Director
                              ---------------------
                              B. C. Wilson




                                                    Director
                              ---------------------
                              P. J. Laver

Sydney 11 October 1995

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                      ------------------------------------

                            YEAR ENDED 30 JUNE 1995
                            -----------------------

                                                 Notes        1995     1994
                                                             A$,000   A$,000

OPERATING REVENUE                                   2        157,093  158,097
                                                             =======  =======

OPERATING PROFIT                                    2         22,718   18,947

INCOME TAX ATTRIBUTE TO OPERATING
PROFIT                                              4          8,346    6,283
                                                             -------  -------

OPERATING PROFIT AFTER INCOME TAX                             14,372   12,664

OUTSIDE EQUITY INTERESTS IN OPERATING
PROFIT AFTER INCOME TAX                                        3,006    2,801
                                                             -------  -------

OPERATING PROFIT AFTER INCOME TAX

     Attributable to members of Koppers
     Australia Pty. Limited                         5         11,366    9,863

RETAINED PROFITS
     At the beginning of the financial year                   54,240   45,377

     Adjustments Resulting from Adoption of
     New Accounting Standard                                     611        -
                                                             -------  -------

TOTAL AVAILBABLE FOR APPROPRIATION                            64,995   55,240

DIVIDENDS PAID                                      6              -    1,000
                                                             -------  -------

RETAINED PROFITS
     At the end of the financial year                         64,995   54,240
                                                             =======  =======

The profit and loss account should be read in conjunction with the accompanying notes.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

                           CONSOLIDATED BALANCE SHEET
                           --------------------------

                                AT 30 JUNE 1995
                                ---------------

                                               Notes         1995     1994
                                                            A$,000   A$,000
CURRENT ASSETS
Cash                                                          5,619   3,398
Receivables                                         7        23,561  21,648
Inventories                                         8        35,023  27,892
Other                                               9           813   1,391
                                                            ------- -------
TOTAL CURRENT ASSETS                                         65,016  54,329
                                                            ------- -------

NON-CURRENT ASSETS
Receivables                                        10         6,355   6,366
Investments                                        11         3,538   3,496
Property, plant and equipment                      12        69,681  69,456
Intangibles                                        13         1,539   1,513
Other                                              14         2,092   1,997
                                                            ------- -------
TOTAL NON-CURRENT ASSETS                                     83,205  82,828
                                                            ------- -------

TOTAL ASSETS                                                148,221 137,157
                                                            ------- -------

CURRENT LIABILITES
Creditors and borrowings                           15        17,238  12,278
Provisions                                         16        10,500   7,978
                                                            ------- -------
TOTAL CURRENT LIABILITIES                                    27,738  20,256
                                                            ------- -------

NON-CURRENT LIABILITES
Creditors and borrowings                           17        14,500  24,638
Provisions                                         18         5,022   3,975
                                                            ------- -------
TOTAL NON-CURRENT LIABILITIES                                19,522  28,613
                                                            ------- -------

TOTAL LIABILITIES                                            47,260  48,869
                                                            ------- -------

NET ASSETS                                                  100,961  88,288
                                                            ======= =======

SHAREHOLDER'S EQUITY
Share capital                                      19        14,559  14,559
Reserves                                           20         5,889   5,080
Retained profits                                             64,995  54,240
                                                            ------- -------

Shareholder's equity attributable to members of
Koppers Australia Pty. Limited                               85,443  73,879
Outside equity interest in controlled entities     21        15,518  14,409
                                                            ------- -------

TOTAL SHAREHOLDER'S EQUITY                                  100,961  88,288
                                                            ======= =======

The balance sheet should be read in conjunction with the accompanying notes.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      ------------------------------------

                            YEAR ENDED 30 JUNE 1995
                            -----------------------

                                                       Notes           1995      1994
                                                                      A$,000    A$,000
CASH FLOWS FROM OPERATING ACTIVITIES

Receipts from customers                                               154,657    155,265
Payments to suppliers and employees                                  (122,440)  (124,045)
Interest received                                                         269        306
Interest and other costs of finance paid                               (2,668)    (4,974)
Income tax paid                                                        (6,715)    (6,392)
                                                                      -------   --------

NET CASH FLOWS FROM/(USED IN)
OPERATING ACTIVITIES                                        22         23,103     20,160
                                                                     --------   --------

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from redemption of preference shares in
Koppers Industries, Inc.                                                    -     36,838
Acquisition of property, plant and equipment                          (10,516)    (9,369)
Proceeds from sale of property, plant and equipment                       737        833
Dividends received                                                        254          -
                                                                     --------   --------

NET CASH FLOWS FROM INVESTING ACTIVITIES                               (9,525)    28,302
                                                                     --------   --------

CASH FLOWS FROM FINANCING ACTIVITIES

Dividends paid                                                         (1,832)    (2,301)
Gross (Payment)/Receipts to/from Bank                                 (10,111)   (49,904)
                                                                      -------   --------

NET CASH FLOWS FROM FINANCING ACTIVITIES                              (11,943)   (52,205)
                                                                     --------   --------

NET INCREASE/(DECREASE) IN CASH HELD                                    1,635     (3,743)

Add opening cash brought forward                                        1,991      5,734
                                                                     --------   --------

CLOSING CASH CARRIED FORWARD                                22          3,626      1,991
                                                                     ========   ========

The statement of cash flows should be read in conjunction with the accompanying notes.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

                            PROFIT AND LOSS ACCOUNT
                            -----------------------

                            YEAR ENDED 30 JUNE 1995
                            -----------------------

                                                     Notes     1995    1994
                                                              A$'000  A$'000

OPERATING REVENUE                                      2       4,334   3,304
                                                              ======  ======

OPERATING PROFIT                                       2       2,344   1,609

INCOME TAX EXPENSE ATTRIBUTABLE TO
OPERATING PROFIT                                       4         111      37
                                                              ------  ------

OPERATING PROFIT AFTER INCOME TAX                              2,233   1,572

RETAINED PROFITS
     At the beginning of the financial year                    9,677   9,105

     Adjustment Resulting from Adoption of New
     Accounting Standard                                         203       -
                                                              ------  ------

TOTAL AVAILABLE FOR APPROPRIATION                             11,707  10,677

DIVIDENDS PAID                                         6           -   1,000
                                                              ------  ------

RETAINED PROFITS
     At the end of the financial year                         11,707   9,677
                                                              ======  ======


The profit and loss account should be read in conjunction with the accompanying notes.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

                                 BALANCE SHEET
                                 -------------

                                AT 30 JUNE 1995
                                ---------------

                                    Notes       1995    1994
                                               A$'000  A$'000
CURRENT ASSETS
Cash                                              940       -
Receivables                           7         1,563     458
Other                                 9             3       4
                                               ------  ------
TOTAL CURRENT ASSETS                            2,506     462
                                               ------  ------

NON-CURRENT ASSETS
Receivables                          10             -       -
Investments                          11        38,696  38,712
Property, plant and equipment        12           133     108
Other                                14           164      60
                                               ------  ------
TOTAL NON-CURRENT ASSETS                       38,993  38,880
                                               ------  ------

TOTAL ASSETS                                   41,499  39,342
                                               ------  ------

CURRENT LIABILITIES
Creditors and borrowings             15           202     487
Provisions                           16           566     242
                                               ------  ------
TOTAL CURRENT LIABILITIES                         768     729
                                               ------  ------

NON-CURRENT LIABILITIES
Provisions                           18           107      19
                                               ------  ------
TOTAL NON-CURRENT LIABILITIES                     107      19
                                               ------  ------

TOTAL LIABILITIES                                 875     748
                                               ------  ------

NET ASSETS                                     40,624  38,594
                                               ======  ======

SHAREHOLDERS' EQUITY
Share capital                        19        14,559  14,559
Reserves                             20        14,358  14,358
Retained profits                               11,707   9,677
                                               ------  ------
TOTAL SHAREHOLDERS' EQUITY                     40,624  38,594
                                               ======  ======

The balance sheet should be read in conjunction with the accompanying notes.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

                            STATEMENT OF CASH FLOWS
                            -----------------------

                            YEAR ENDED 30 JUNE 1995
                            -----------------------

                                           Notes      1995     1994
                                                     A$'000   A$'000
CASH FLOW FROM OPERATING ACTIVITIES

Receipts from customers                               1,504    1,225
Dividends received                                    2,133    1,773
Payments to suppliers and employees                  (2,152)  (1,299)
Income tax paid                                         (74)       -
                                                     ------   ------

NET CASH FLOWS FROM OPERATING ACTIVITIES      22      1,411    1,699
                                                     ------   ------

CASH FLOW FROM INVESTING ACTIVITIES

Acquisition of property, plant and equipment            (47)     (57)
Purchase of shares                                        -     (991)
Receipt from winding up controlled entity                16        -
                                                     ------   ------

NET CASH FLOWS FROM/ (USED IN) INVESTING
ACTIVITIES                                              (31)  (1,048)
                                                     ------   ------

CASH FLOW FROM FINANCING ACTIVITIES

Dividends paid                                            -   (1,000)
                                                     ------   ------

NET CASH FLOWS USED IN FINANCING
ACTIVITIES                                                -   (1,000)
                                                     ------   ------

NET INCREASE/(DECREASE) IN CASH HELD                  1,380     (349)

Add opening cash brought forward                       (440)     (91)
                                                     ------   ------

CLOSING CASH CARRIED FORWARD                  22        940     (440)
                                                     ======   ======

The statement of cash flows should be read in conjunction with the accompanying notes.

                        KOPPERS AUSTRALIA PTY. LIMITED
                        ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                 30 JUNE 1995
                                 ------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)   Basis of accounting

          The financial statements have been prepared in accordance with the historical cost convention, except for certain assets which are at valuation. Cost in relation to assets represents the cash amount paid or the fair value of the asset given in exchange.

          The financial statements have been made out in accordance with the requirements of the Corporations Law which include disclosures required by Schedule 5 and applicable accounting standards and mandatory reporting requirements (Urgent Issues Group Consensus Views).

     b)   Changes in accounting policies

          The accounting policies adopted are consistent with those of the previous year except for the accounting policy with respect to certain employee entitlements as from 1 July 1994.

          In accordance with the new applicable accounting standard AASB 1028:
          Accounting for Employee Entitlements, the economic entity has recognised for the first time, liabilities and expenses in relation to vested sick leave entitlement of employees not settled as at 30 June 1995. Expenses which were consequential to the employment of the employees but which are not employee entitlements, for example, payroll tax and other on- costs associated with leave entitlements, have also been recognised as liabilities where the entitlements, to which they relate have been recognised as liabilities and expenses in accordance with AASB 1028. The effect of the new policy has been to reduce retained profits at the beginning of the year by A$611,000. The change in accounting policy has, however, had no material effect on profit for the year ended 30 June 1995.

          The above change in accounting policy has also meant that comparative information has not been provided for certain employee entitlement disclosures.

     c)   Principals of consolidation

          The consolidated accounts are those of the economic entity, comprising Koppers Australia Pty. Limited (the chief entity) and all entities which Koppers Australia Pty. Limited controlled from time to time during the year and at year's end.

                        KOPPERS AUSTRALIA PTY. LIMITED
                        ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                 30 JUNE 1995
                                 ------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     c)   Principals of consolidation (cont'd)

          The consolidated accounts include the information contained in the financial statements of Koppers Australia Pty. Limited and each of its controlled entities as from the date the chief entity obtains control until such time as control ceases.

          Where there is a loss of control of a controlled entity the consolidated accounts include the results for the part of the reporting period during which the chief entity had control.

          The accounts of controlled entities are prepared for the same reporting period as the chief entity, using consistent accounting policies. Adjustments are made to bring into line any dissimilar accounting policies which may exist.

          All intercompany balances and transactions, and unrealised profits arising from intra-economic entity transactions, have been eliminated in full.

     d)   Foreign currencies

          Translation of foreign currency transactions

          Transactions in foreign currencies of entities within the economic entity are converted to local currency at the rate of exchange ruling at the date of the transaction.

          Amounts payable to and by the entities within the economic entity that are outstanding at the balance date and are denominated in foreign currencies have been converted to local currency using rates of exchange ruling at the end of the financial year.

          Except for certain specific hedges and hedges of foreign currency operations, all resulting exchange differences arising on settlement or restatement are brought to account in determining the profit or loss for the financial year, and transaction costs, premiums and discounts on forward currency contracts are deferred and amortized over the life of the contract.

          Specific hedges

          Where a purchase or sale is specifically hedged, exchange gains or losses on the hedging transaction arising up to the date of purchase or sale and costs, premiums and discounts relative to the hedging transaction are included with the purchase or sale. Exchange gains and losses arising on the hedge transaction after that date are taken to the profit and loss account.

          Hedges of foreign operations

          Exchange gains and losses on transactions hedging investments in foreign operations are taken to the foreign currency translation reserve on consolidation.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     d)   Foreign currencies (cont'd)

          Translation of accounts of overseas operations

          All overseas operations are deemed self-sustaining as each is financially and operationally independent of Koppers Australia Pty. Limited. The accounts of overseas operations are translated using the current rate method and any exchange differences are taken directly to the foreign currency translation reserve.

     e)   Cash

          For the purposes of the statement of cash flows, cash includes cash on hand and in banks, and money market investments readily convertible to cash within two working days, net of outstanding bank overdrafts.

     f)   Investments

          Long-term investments

          Long-term investments are stated at cost. Where the cost exceeds the recoverable amount, the investment has been written down to this recoverable amount.

          Associated Companies

          The economic entity's shareholding in Koppers Industries, Inc., represents 18.8% of the ownership interest and is stated at cost. This shareholding is accounted for in accordance with the equity method in note 11 to the financial statements.

     g)   Inventories

          Inventories are valued at the lower of cost and net realisable value.

          Costs incurred in bringing each product to its present location and condition are accounted for as follows:

                   * Raw material - purchase cost on a first-in-first-out basis; and
                   * Finished goods and work-in-progress - cost of direct material and labour and a proportion of manufacturing overheads based on operating capacity.

     h)   Recoverable Amount

          Non-current assets are not revalued to an amount above their recoverable amount, and where carrying values exceed this recoverable amount assets are written down. In determining recoverable amount the expected net cash flows have not been discounted to their present value using a market determined risk adjusted discount rate.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     i)   Property, plant and equipment

          Cash and valuation

          Property, plant and equipment are carried at cost or at independent valuation. Any surplus on revaluation is credited directly to the asset revaluation reserve and excluded from the profit and loss account.

          Where assets have been revalued, the potential effect on the capital gains tax on disposal has not been taken into account in the determination of the revalued carrying amount. Where it is expected that a liability for capital gains tax will arise, the expected amount is disclosed by way of note.

          Any gain or loss on the disposal of revalued assets is determined as the difference between the carrying value of the asset at the time of disposal and the proceeds from disposal, and is included in the results of the company or economic entity in the year of disposal.

          Depreciation

          Depreciation is provided on a straight line basis on all property, plant and equipment, other than freehold land, at rates calculated to allocate the cost or valuation, less estimated residual value at the end of the useful lives of the assets, against revenue over those estimated useful lives.

          Major depreciation periods are:
              Plant and equipment           -   5 to 15 years
              Buildings on freehold land    -   20 years
              Leasehold improvements        -   the lease term or the estimated
                                                useful life of the improvement,
                                                whichever is shorter.

      j)  Leases

          Finance leases, which effectively transfer to the economic entity substantially all of the risks and benefits incidental to ownership of the leased item, are capitalised at the present value of the minimum lease payments, disclosed as leased property, plant and equipment, and amortised over the period the economic entity is expected to benefit from the use of the leased assets.

          Operating lease payments, where the lessor effectively retains substantially all of the risks and benefits of ownership of the leased items, are included in the determination of the operating profit in equal installments over the lease term.

          The cost of improvements to or on leasehold property is capitalised, disclosed as leasehold improvements and amortised over the unexpired period of the lease or the estimated useful lives of the improvements, whichever is the shorter.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     k)   Intangibles

          Goodwill

          Goodwill represents the excess of the purchase consideration over the fair value of identifiable net assets acquired at the time of acquisition of a business or shares in a controlled entity.

          Goodwill is amortised by the straight line method over the period during which benefits are expected to be received. This is taken as being 20 years.

     l)   Other non-current assets

          Expenditure carried forward

          Significant items of carry forward expenditure having a benefit or relationship to more than one period are written off over the periods to which such expenditure relates.

     m)   Income tax

          Tax-effect accounting is applied using the liability method whereby income tax is regarded as an expense and is calculated on the accounting profit after allowing for permanent differences. To the extent timing differences occur between the time items are recognised in the accounts and when items are taken into account in determining taxable income, the net related taxation benefit or liability, calculated at current rates, is disclosed as a future income tax benefit or a provision for deferred income tax. The net future income tax benefit relating to tax losses and timing differences is not carried forward as an asset unless the benefit is virtually certain of being realised.

          Where assets are revalued no provision for potential capital gains tax has been made.

          Where the earnings of overseas controlled entities are subject to taxation under the Controlled Foreign Companies rules, this tax has been provided for in the accounts.

          The income tax expense for the year is calculated using the 33% income tax rate, however the deferred tax balances have been adjusted for the increased corporate tax rate of 36%. The adjustment recognises that reversal of timing differences will occur within the 1995-96 or later income tax year, at which time tax will be attributable at a rate of 36%. The corresponding adjustment has been charged to income tax expense.

     n)   Employee Entitlements

          Provision is made for employee entitlement benefits accumulated as a result of employees rendering services up to the reporting date. These benefits include wages and salaries, annual leave, sick leave and long service leave.

          Liabilities arising in respect of wages and salaries, annual leave, sick leave and any other employee entitlements expected to be settled within twelve months of the reporting date are measured at their

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     n)   Employee Entitlements (cont'd)

          nominal amounts. All other employee entitlement liabilities are measured at the present value of the estimated future cash outflows to be made in respect of services provided by employees up to the reporting date. In determining the present value of future cash outflows, the interest rates attaching to government guaranteed securities which have terms to maturity approximating the terms of the related liability are used.

          Employee entitlement expenses and revenues arising in respect to the following categories:

                   * wages and salaries, non-monetary benefits, annual leave, long service leave, sick leave and other leave entitlements; and

                   *   other types of employee entitlements

          are charged against profits on a net basis in their respective categories.

          Some companies in the economic entity offer an employee incentive scheme to all full time permanent employees. Benefits are payable after a qualifying period of six years service with the companies and three years membership in the scheme. Provision is based on the estimated amount payable to employees.

          A trust scheme has been established which offers benefits to full time permanent staff. Benefits are payable after three years membership in the scheme. Charges have been made against profits for amounts expected to be paid to staff on entry in the scheme. A provision for the full liability has been made.

          Employee-contributory superannuation funds exist to provide benefits for group's employees and their dependents on retirement, disability or death. The contributions made to these funds by entities within the economic entity are charged against profits.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

                                                                  CONSOLIDATED     KOPPERS AUSTRALIA
                                                                                     PTY. LIMITED
                                                                 1995      1994     1995     1994
                                                                A$'000    A$'000   A$'000   A$'000
2.   OPERATING PROFIT

The operating profit before income tax
includes the following items of operating revenue:

Sales revenue                                                  155,449   153,136        -        -
Other revenue                                                      384       510    2,098    1,503
Dividends -
  Related bodies corporate                                           -         -    2,217    1,801
  Other Corporations                                               254     3,312        -        -
Interest -
  Other persons/Corporations                                       269       306       19        -
                                                               -------   -------    -----   ------
                                                               156,356   157,264    4,334    3,304
Proceeds on sale of non-current assets                             737       833        -        -
                                                               -------   -------    -----   ------
Operating revenue                                              157,093   158,097    4,334    3,304
                                                               =======   =======    =====   ======


The operating profit before income tax
is arrived at after charging/(crediting) the following items:

Amortisation of expenditure carried
forward                                                             18        17        -        -
Amortisation of goodwill                                           139       130        -        -
Amortisation and depreciation of
property, plant and equipment                                    9,713     8,894       22       19
Diminution in value of inventories                                  50      (102)       -        -
Bad and doubtful debts - Trade debtors
 Other persons/bodies corporate                                     89       (38)       -        -
Interest expense -
 Other persons/Corporations                                      2,209     4,527        -        -
Finance charges -
 Lease liability                                                    10        18        -        -
Rental - operating lease                                           449       429        -        -
Loss on sale of non-current assets                                  18       321        -        -
Net foreign currency (gains)/losses                                221       153      (32)       3
Provisions for employee entitlements                             2,227     2,001       95      163
Profit on sale of non-current assets                              (177)     (404)       -        -
Superannuation Contributions                                       875       448       20        2

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

                                                                  CONSOLIDATED     KOPPERS AUSTRALIA
                                                                                     PTY. LIMITED
                                                                 1995      1994     1995     1994
                                                                A$'000    A$'000   A$'000   A$'000
3.   ABNORMAL ITEMS

Included in the operating profit are the following abnormal items:

Item charged

Write down of investment in Koppers
Power Poles (Australia) Pty. Limited                                 -         -        -     (209)
Applicable income tax                                                -         -        -        -
                                                               -------   -------    -----   ------
                                                                     -         -        -     (209)
                                                               =======   =======    =====   ======

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

                                                                  CONSOLIDATED     KOPPERS AUSTRALIA
                                                                                     PTY. LIMITED
                                                                 1995      1994     1995     1994
                                                                A$'000    A$'000   A$'000   A$'000
4.    INCOME TAX

The prima facie tax, using tax rates applicable in the country of operation, on operating profit differs from the income tax provided in the accounts as follows:

Prima facie tax on operating profit                              8,073     6,708      774      531
Tax effect of permanent differences -
     Exempt Income                                                (777)   (1,831)    (707)    (585)
     Research and development                                      (65)      (91)       -        -
     Depreciation of buildings                                     242       307        -        -
     Fringe benefits tax                                             -        45        -        3
     Entertainment                                                  37        58        2        8
     Amortisation of goodwill                                       95        93        -        -
     Writedown of investment                                         -         -        -       69
     Redemption of preference shares                                 -     2,661        -        -
     Tax losses brought to account not
     previously recognised                                           -    (1,758)       -        -
     Other items (net)                                               -        32       56       11
Future income tax benefit not brought to
account                                                             58        34        -        -
Under/(over) provision of previous year                            518        25        -        -
Net gain from change in income tax rate
from 33% to 36%                                                    165         -      (14)       -
                                                               -------   -------    -----   ------

Income tax expense attributable to
operating profit                                                 8,346     6,283      111       37
                                                               =======   =======    =====   ======

Income tax provided comprises:
Provision attributable to current year                           8,308     7,237      215       74
Under/(over) provision of previous year                            513        25       (1)       -
Tax losses brought to account not
previously recognised                                                -    (1,758)       -        -
Provision attributable to future years
     Deferred income tax liability                                (160)      693        -        -
     Future income tax benefit                                    (315)       86     (103)     (37)
                                                               -------   -------    -----   ------
                                                                 8,346     6,283      111       37
                                                               =======   =======    =====   ======

Future income tax benefit arising from
tax losses of a controlled entity not
brought to account at balance date as
realisation of the benefit is not regarded
as virtually certain.
                                                                   129        77        -        -
                                                               =======   =======    =====   ======

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

                                                                  CONSOLIDATED     KOPPERS AUSTRALIA
                                                                                     PTY. LIMITED
                                                                 1995      1994     1995     1994
                                                                A$'000    A$'000   A$'000   A$'000

4.    INCOME TAX (cont'd)

This future income tax benefit will only be obtained if:

a)   future assessable income is
     derived of a nature and of an
     amount sufficient to enable the
     benefit to be realised;

b)   the conditions for deductibility
     imposed by tax legislation
     continue to be complied with; and

c)   no changes in tax legislation
     adversely affect the economic
     entity in realising the benefit.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

                                                 CONSOLIDATED     KOPPERS AUSTRALIA
                                                                    PTY. LIMITED
                                                 1995    1994      1995     1994
                                               A$'000   A$'000    A$'000   A$'000
5.    CONTRIBUTIONS TO PROFIT

Contribution to group profit after tax:

Koppers Australia Pty. Limited                     35      (11)        -        -
Koppers Coal Tar Products Pty. Ltd.             6,677    3,886         -        -
Koppers Shipping Pty. Ltd.                       (365)     276         -        -
Koppers Timber Preservation Pty. Ltd.             893    1,114         -        -
Koppers Power Poles (Australia) Pty.
Limited                                            11     (238)        -        -
KAP Investments Inc.                              634    1,568         -        -
Continental Carbon Australia Pty.
Limited                                         1,145    1,348         -        -
Koppers-Hickson Investments Pty.
Limited                                             -        -         -        -
Koppers-Hickson Timber Protection
Pty. Limited                                      753      731         -        -
Koppers-Hickson Timber Protection
(NZ) Limited                                    1,340      862         -        -
Koppers-Hickson Timber Protection
(PNG) Limited                                    (106)      98         -        -
Koppers-Hickson Timber Protection
(Fiji) Limited                                    102       81         -        -
Koppers-Hickson Timber Protection
(Malaysia) SDN BHD                                251       57         -        -
Koppers-Hickson Timber Protection
(S) Pte Ltd                                        (4)      91         -        -
                                               ------    -----   -------  -------

                                               11,366    9,863         -        -
                                               ======    =====   =======  =======

6.    DIVIDENDS PAID OR PROVIDED FOR

Dividends paid during the year
 Franked dividends                                  -    1,000         -    1,000
 Unfranked dividends                                -        -         -        -
                                               ------    -----   -------  -------
                                                    -    1,000         -    1,000
                                               ======    =====   =======  =======
No dividends have been proposed (1994:ANil)

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

                                             CONSOLIDATED    KOPPERS AUSTRALIA
                                                               PTY. LIMITED
                                            1995     1994     1995       1994
                                           A$'000   A$'000   A$'000     A$'000
7.    RECEIVABLES (CURRENT)

Trade debtors                              21,577   20,894       -           -
Provision for doubtful debts receivable      (410)    (346)      -           -
                                           ------   ------   -----      ------
                                           21,167   20,548       -           -
Amounts other than trade debts
receivable
     Controlled Entity                          -        -   1,068         455
     Related body corporate                   408        8     408           -

Short-term deposits                         1,531      814       -           -
Other                                         455      278      87           3
                                           ------   ------   -----      ------
                                           23,561   21,648   1,563         458
                                           ======   ======   =====      ======

Australian dollar equivalent of amounts
receivable in foreign currencies not
effectively hedged:
     - United States dollars                1,227    2,955       -           -
     - United Kingdom pounds                    -        2       -           -
     - Singapore dollars                      163      608       -           -
     - Malaysian Ringgit                        -    1,128       -           -
                                           ------   ------   -----      ------
                                            1,390    4,693       -           -
                                           ======   ======   =====      ======

8.    INVENTORIES (CURRENT)

Raw materials and work in progress         16,274   13,579       -           -
Finished goods                             19,142   14,752       -           -
Provision for diminution in value            (393)    (439)      -           -
                                           ------   ------   -----      ------

Total inventories at lower of cost and
net realisable value.                      35,023   27,892       -           -
                                           ======   ======   =====      ======

9.    OTHER CURRENT ASSETS

Prepayments                                   645    1,345       3           4
Other                                         168       46       -           -
                                           ------   ------   -----      ------
                                              813    1,391       3           4
                                           ======   ======   =====      ======

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------


                                                       CONSOLIDATED       KOPPERS AUSTRALIA
                                                                            PTY. LIMITED
                                                    1995         1994      1995     1994
                                                   A$'000       A$'000    A$'000   A$'000
10.  RECEIVABLES (NON-CURRENT)

Loans and advances

     Related body corporate                             -           11         -        -
     Other                                          6,355        6,355         -        -
                                                   ------        -----   -------  -------
                                                    6,355        6,366         -        -
                                                   ======        =====   =======  =======

11.  INVESTMENTS (NON-CURRENT)

Investments at costs compromise:

a)   Unlisted controlled entities                       -            -    38,646   38,662

Investments in unlisted controlled
 entities are detailed in note 29

b)   Unlisted associated entity

                                    Percentage
                                  Held by Group
                                  1995     1994
                                   %        %
Koppers Industries, Inc.          18.8    18.8      3,488        3,446         -        -

c)   Other unlisted entities

Tar Tech International A/S        12.5    12.5         50           50        50       50
Koppers SEUT Pty. Limited           60      60          -            -         -        -
                                                   ------        -----   -------  -------
                                                   3,538         3,496        50       50
                                                   ------        -----   -------  -------

                                                    3,538        3,496    38,696   38,712
                                                   ======        =====   =======  =======

Included in unlisted shares in other entities is an investment of A$3 in respect of 60% of the issued capital of Koppers SEUT Pty. Limited. As this company acts solely as the trustee for the Koppers Senior Executive Unit Trust, it is not controlled by Koppers Australia Pty. Limited and has not been consolidated.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

d)   Investment in associated company

Name                                                                          Economic             % held by           Dividend
                                                                           Entity Interest         Economic             Revenue
                                                                                                    Entity
                                                                           1995       1994      1995       1994      1995     1994
                                                                        A$'000    A$'000         %          %      A$'000    A$'000
Koppers
Industries,
Inc.                                                                      3,488      3,446      18.8       18.8       254    3,312

The balance date of Koppers Industries, Inc. is 31 December.

The equity-accounted amount of the investment in Koppers Industries, Inc. is A$10,713,000 (1994: 5,384,000)

                                                                                               1995       1994
                                                                                              A$'000     A$'000
Retained Profits attributable to Koppers Industries, Inc.
Balance at the beginning of the financial year                                                   660      4,419
Share of operating profit and extraordinary
items after income tax expense                                                                 5,260       (447)
                                                                                              ------     ------
                                                                                               5,920      3,972
Dividends received from associated company                                                      (254)    (3,312)
                                                                                              ------     ------
Balance at the end of the financial year                                                       5,666        660
                                                                                              ======     ======

Koppers Australia Pty. Limited's share of Koppers Industries, Inc.
reserves increments/(decrements), other than retained profits, arising
during the year was A$281,000 (1994:  A$(1,874,000)

Koppers Australia Pty. Limited's share or reserves in Koppers
Industries, Inc. A$1,559,000 (1994:  A$1,278,000)

Carrying value of investments in Koppers Industries, Inc.                                      3,488      3,446
Add share of retained profits                                                                  5,666        660
Add share of reserves                                                                          1,559      1,278
                                                                                            --------   --------
Equity accounted amount of investment in
Koppers Industries, Inc.                                                                      10,713      5,384
                                                                                            ========   ========

Comparative equity information has been recalculated to reflect consistent determination of ownership interest of 18.8% as disclosed in 1995.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

                                                                                   CONSOLIDATED     KOPPERS AUSTRALIA
                                                                                                      PTY. LIMITED
                                                                                   1995    1994       1995    1994
                                                                                  A$'000  A$'000     A$'000  A$'000

d)   Investment in associated company (cont'd)

The economic entity's share in the retained profits and reserves of Koppers Industries, Inc. is not available for payment of dividends to shareholders of Koppers
Australia Pty. Limited until such time as those profits and reserves are distributed by Koppers Industries, Inc.

Principal activities of Koppers Industries, Inc. are:

     Producer of Tar Products
                    carbon pitch
                    creosote
                    phthalic anhydride (PAA)
                    roofing pitch/bitumen

     Producer of Wood Products
                    treats railroad crossties, poles and
                    pilings for various uses.

     Producer of Coke Products
                    foundry & furnace coke and
                    marketable by-products including coal
                    tars, gases, oils and chemicals

No adjustment has been made to reflect the dissimilar accounting policy adopted by the associate company in relation to valuation of inventory. In particular the last-in-first-out method of inventory valuation has been adopted by the associate.

The associate company holds a reciprocal shareholding in Koppers Australia Pty. Limited of 42.5%. No dividend has been paid to the associate by Koppers Australia Pty.
Limited.

There are no substantial subsequent events affecting
Koppers Industries, Inc. profits for the ensuing year.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

                                                               CONSOLIDATED    KOPPERS AUSTRALIA
                                                                                PTY. LIMITED
                                                               1995    1994     1995    1994
                                                              A$'000  A$'000   A$'000  A$'000
12.  PROPERTY, PLANT AND EQUIPMENT

Freehold land:
At cost                                                          388      386       -       -
At directors' valuation 1 July 1983                            1,217    1,217       -       -
                                                             -------  -------  ------  ------
                                                               1,605    1,603       -       -
                                                             -------  -------  ------  ------
Buildings on freehold land:
At cost                                                        5,120    4,031       -       -
At directors' valuation 1 July 1983                            2,671    2,679       -       -
                                                             -------  -------  ------  ------
                                                               7,791    6,710       -       -
                                                             -------  -------  ------  ------
Provision for depreciation of
buildings on freehold land:
At cost                                                          888      713       -       -
At directors' valuation 1 July 1983                            1,276      994       -       -
                                                             -------  -------  ------  ------
                                                               2,164    1,707       -       -
                                                             -------  -------  ------  ------
Written down amount of buildings
on freehold land:
At cost                                                        4,232    3,318       -       -
At directors' valuation 1 July 1983                            1,395    1,685       -       -
                                                             -------  -------  ------  ------
                                                               5,627    5,003       -       -
                                                             -------  -------  ------  ------
Leasehold improvements:
At cost                                                        2,131    1,617       -       -
Provision for amortisation                                       420      312       -       -
                                                             -------  -------  ------  ------
                                                               1,711    1,305       -       -
                                                             -------  -------  ------  ------
Plant and equipment:
At cost                                                       83,475   75,783     174     127
At directors' valuation 1 July 1983                           14,779   15,074       -       -
Provision for depreciation                                    39,077   30,034      41      19
                                                             -------  -------  ------  ------
                                                              59,177   60,823     133     108
                                                             -------  -------  ------  ------

Plant and equipment under lease:
At cost                                                            -       70       -       -
Provision for amortisation                                         -       35       -       -
                                                             -------  -------  ------  ------
                                                                   -       35       -       -
                                                             -------  -------  ------  ------

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

                                                               CONSOLIDATED    KOPPERS AUSTRALIA
                                                                                PTY. LIMITED
                                                               1995    1994     1995    1994
                                                              A$'000  A$'000   A$'000  A$'000
12.  PROPERTY, PLANT AND
     EQUIPMENT (cont'd)

Assets under construction
At cost                                                        1,561      687       -        -
                                                             -------  -------  ------  -------
Total property, plant and equipment:
At cost                                                       92,675   82,574     174      127
At directors' valuation 1 July 1983                           18,667   18,970       -        -
                                                             -------  -------  ------  -------
                                                             111,342  101,544     174      127

Provision for depreciation and
amortisation                                                  41,661   32,088      41       19
                                                             -------  -------  ------  -------

Total written down amount                                     69,681   69,456     133      108
                                                             =======  =======  ======  =======

Valuations

All valuations are estimates of the amounts for which the assets could be exchanged between a knowledgeable willing buyer and a knowledgeable willing seller in an arm's length transaction at the valuation date. The economic entity does not have a set policy for regular revaluation of freehold land and buildings.

As at 30 June 1995 management have valued interests in land and buildings which have not been revalued within the last three years as follows:-

     Freehold land                                             1,700
                                                             =======
     Buildings                                                 5,700
                                                             =======

These interests are recorded in the accounts above at cost and at directors valuation on 1 July 1983.

13.  INTANGIBLES
Goodwill                                                       2,371    2,151       _        _
Provision for amortisation                                       832      638       _        _
                                                             -------  -------  ------  -------
                                                               1,539    1,513       _        _
                                                             =======  =======  ======  =======

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

                                                                          CONSOLIDATED    KOPPERS AUSTRALIA
                                                                                           PTY. LIMITED
                                                                         1995     1994     1995    1994
                                                                        A$'000   A$'000   A$'000  A$'000
14.  OTHER NON-CURRENT ASSETS
Expenditure carried forward                                              1,549    1,612        -       -
Provision for amortisation                                                (209)     (52)       -       -
                                                                        ------   ------   ------  ------
                                                                         1,340    1,560        -       -
Future income tax benefits                                                 752      437      164      60
                                                                        ------   ------   ------  ------
                                                                         2,092    1,997      164      60
                                                                        ======   ======   ======  ======
15.  CREDITORS AND BORROWINGS
     (CURRENT)

Bank overdrafts                                                          3,524    2,221        -     440
Trade creditors                                                         12,804    9,218      202      47
Lease liability                                                             31       63        -       -
Related Bodies Corporate                                                   209        -        -       -
Other                                                                      670      776        -       -
                                                                        ------   ------   ------  ------
                                                                        17,238   12,278      202     487
                                                                        ======   ======   ======  ======
Australian dollar equivalents of amounts payable
in foreign currencies not effectively hedged:

- - United States dollars                                                  1,944      838        -       -
- - United Kingdom pounds                                                    268      375        -       -
- - Singapore dollars                                                         27    1,140        -       -
- - New Zealand dollars                                                      449      379        -       -
- - Malaysian ringgit                                                          -      579        -       -
- - Fijian dollars                                                            92       58        -       -
                                                                        ------   ------   ------  ------
                                                                         2,780    3,369        -       -
                                                                        ======   ======   ======  ======

Refer to note 25 for details of security held over borrowings.

16.  PROVISIONS (CURRENT)

Taxation                                                                 6,715    4,609      215      74
Employee entitlements                                                    3,303    3,157      351     168
Other                                                                      482      212        -       -
                                                                        ------   ------   ------  ------
                                                                        10,500    7,978      566     242
                                                                        ======   ======   ======  ======

17.  CREDITORS AND BORROWINGS
     (NON-CURRENT)

Bills of Exchange and Bank Loans                                        14,500   24,611        -       -
Lease liability                                                              -       27        -       -
                                                                        ------   ------   ------  ------
                                                                        14,500   24,638        -       -
                                                                        ======   ======   ======  ======

Refer to note 25 for details of security held over borrowings.

                        KOPPERS AUSTRALIA PTY. LIMITED
                        ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                 30 JUNE 1995
                                 ------------

                                                             CONSOLIDATED    KOPPERS AUSTRALIA
                                                                               PTY. LIMITED
                                                             1995    1994     1995     1994
                                                            A$'000  A$'000   A$'000   A$'000
18.  PROVISIONS (NON-CURRENT)

Employee entitlements                                        2,405   1,198      107       19
Deferred income tax liability                                2,617   2,777        -        -
                                                            ------  ------   ------   ------
                                                             5,022   3,975      107       19
                                                            ======  ======   ======   ======

19.  SHARE CAPITAL

Authorised capital
6,187,500 'A' class shares of $1 each                        6,188   6,188    6,188    6,188
6,187,500 'B' class shares of $1 each                        6,188   6,188    6,188    6,188
2,183,824 'C' class shares of $1 each                        2,183   2,183    2,183    2,183
6,441,170 ordinary shares of $1 each                         5,441   5,441    5,441    5,441
                                                            ------  ------   ------   ------
                                                            20,000  20,000   20,000   20,000
                                                            ------  ------   ------   ------

Issued and fully paid up capital
6,187,500 'A' class shares of $1 each                        6,188   6,188    6,188    6,188
6,187,500 'B' class shares of $1 each                        6,188   6,188    6,188    6,188
2,183,824 'C' class shares of $1 each                        2,183   2,183    2,183    2,183
                                                            ------  ------   ------   ------
                                                            14,559  14,559   14,559   14,559
                                                            ======  ======   ======   ======

20.  RESERVES

Reserves comprise:

Share premium account                                        2,330   2,330    2,330    2,330
Asset revaluation                                            1,625   1,625   12,028   12,028
Foreign currency translation                                 1,934   1,125        -        -
                                                            ------  ------   ------   ------
Total reserves                                               5,889   5,080   14,358   14,358
                                                            ======  ======   ======   ======

Movement in reserve

Foreign currency translation

balance at beginning of year                                 5,080   6,633   14,358   14,358
gain/(loss) on translation of overseas
controlled entities                                            809   (1553)       -        -
                                                            ------  ------   ------   ------
Balance at end of year                                       5,889   5,080   14,358   14,358
                                                            ======  ======   ======   ======

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

                                                     CONSOLIDATED      KOPPERS AUSTRALIA
                                                                        PTY. LIMITED
                                                   1995        1994     1995    1994
                                                  A$'000      A$'000   A$'000  A$'000
21.  OUTSIDE EQUITY INTEREST

Analysis of outside equity in
controlled entities:

- - Share capital                                    6,860       6,860        -       -
- - Retained profits                                 8,658       7,549        -       -
                                                  ------      ------   ------  ------
                                                  15,518      14,409        -       -
                                                  ======      ======   ======  ======
Reconciliation of outside equity interest
in controlled entities:
- - Opening balance                                 14,409      12,909        -       -
- - Add share of operating profit                    3,006       2,800        -       -
- - Less adjustment for accounting
  standard                                           (65)          -        -       -
- - Less dividends                                  (1,832)     (1,300)       -       -
                                                  ------      ------   ------  ------
- - Closing balance                                 15,518      14,409        -       -
                                                  ======      ======   ======  ======

22.  STATEMENT OF CASH FLOWS

a)   Reconciliation of cash

     Cash balance comprises:
                    - cash on hand                 7,150       4,212      940       -
                    - bank overdraft               (3524)     (2,221)       -    (440)
                                                  ------      ------   ------  ------
     Closing cash balance                          3,626       1,991      940    (440)
                                                  ======      ======   ======  ======

b)   Reconciliation of the operating
     profit after tax to the net cash flows
     from operations

     Operating profit after tax                   14,372      12,664    2,233   1,572
     Depreciation and amortisation
     - property, plant and equipment               9,713       8,894       22      19
     - intangibles                                   139         130        -       -

Diminution in value of inventories                    50        (102)       -       -
Provision for diminution in the value
of investments                                         -           -        -     209
Provision for employee entitlements                2,227       1,333       95     163
Proceeds from the sale of non-current
assets                                              (737)       (833)       -       -
Book value of non-current assets sold                578         750        -       -

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

                                                                CONSOLIDATED               KOPPERS AUSTRALIA
                                                                                              PTY. LIMITED
                                                                1995      1994           1995              1994
                                                               A$'000    A$'000         A$'000            A$'000

22.  STATEMENT OF CASH FLOWS (cont'd)

Changes in assets and liabilities
     Trade receivables                                            (619)     218              -                   -
     Inventory                                                  (7,181)   1,589              -                   -
     Other Current Assets                                         (953)    (201)        (1,105)               (278)
     Goodwill                                                     (165)     (27)             -                   -
     Other Non-Current Assets                                      998      182              -                   -
     Trade Creditors                                             3,586   (2,186)           155                  15
     Other Current Liabilities                                  (1,209)  (1,985)           (27)                (11)
     Other Non-Current Liabilities                                 (27)     (45)             -                   -
     Tax Provision                                               2,106     (756)           141                  74
     Deferred income tax liability                                (160)     561              -                   -
     Future income tax benefit                                    (315)      86           (104)                (60)
     Prepayments                                                   700     (112)             1                  (4)
                                                                ------   ------         ------               -----
     Net cash flow from operating
     activities                                                 23,103   20,160          1,411               1,699
                                                                ======   ======         ======               =====

c)   Bank overdraft facility

     Refer to note 25 for details of group bank facility

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

                                                               CONSOLIDATED            KOPPERS AUSTRALIA
                                                                                          PTY. LIMITED
                                                              1995     1994           1995            1994
                                                             A$'000   A$'000         A$'000          A$'000
23.  EXPENDITURE COMMITMENTS

Capital expenditure commitments

Estimated capital expenditure contracted for at balance date but not provided for

     - payable not later than one year                            64      61              -               -
                                                               =====   =====         ======          ======

Lease expenditure commitments

Operating leases (non-cancelable):

     - Not later than one year                                   387     364              -               -
     - Later than one year and not later
      than two years                                             203     181              -               -
     - Later than two years and not later
      than five years                                            577     532              -               -
     - Later than five years                                     247     381              -               -
                                                               -----   -----         ------          ------

Aggregate lease expenditure contracted
for at balance date but not provided for                       1,414   1,458              -               -
                                                               =====   =====         ======          ======

Finance leases:

     - Not later than one year                                    31      46              -               -
     - Later than one year and not later
      than two years                                               -      27              -               -
     - Later than two years and not later
      than five years                                              -       -              -               -
     - Later than five years                                       -       -              -               -
                                                               -----   -----         ------          ------

     Total minimum lease payments                                 31      73              -               -
     Future finance charges                                        -       -              -               -
                                                               -----   -----         ------          ------
     Lease liability                                              31      73              -               -
                                                               =====   =====         ======          ======

     Current liability                                            31      46              -               -
     Non-current liability                                         -      27              -               -
                                                               -----   -----         ------          ------
                                                                  31      73              -               -
                                                               =====   =====         ======          ======

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

                                                        CONSOLIDATED
KOPPERS AUSTRALIA

                                                                CONSOLIDATED   KOPPERS AUSTRALIA
                                                                                PTY. LIMITED
                                                                1995    1994    1995    1994
                                                               A$'000  A$'000  A$'000  A$'000

24.  EMPLOYEE ENTITLEMENTS AND
     SUPERANNUATION COMMITMENTS

Employee Entitlements

The aggregate employee entitlement
liability is comprised of:

     Accrued wages, salaries and oncosts                           53      30       -       -
     Provisions (current)                                       3,303   3,157     351     168
     Provisions (non-current)                                   2,405   1,198     107      19
                                                                -----   -----    ----  ------
                                                                5,761   4,385     458     187
                                                                =====   =====    ====  ======

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

24.  EMPLOYEE ENTITLEMENTS AND SUPERANNUATION COMMITMENTS (cont'd)

Superannuation Commitments

All employees are entitled to varying levels of benefits on retirement, disability or death. The superannuation plan provides defined benefits based on years of service and final average salary. Employees contribute to the plans at various percentages of their wages and salaries. Up until the year ended 30 June 1994, the economic entity did not contribute to the plan. Commencing this year, the economic entity has contributed to the plan amounts advised by the plan manager. These contributions are not of a systematic and long-term nature as the plan has sufficient funds to satisfy all benefits vested under the plan as at 30 June 1995.

Details of the superannuation fund as extracted from the fund's 1992 Actuarial Review are as follows:

                                                                     A$'000
Accrued benefits                                                    1,046,636
Net market value of plan assets                                     1,280,800
                                                                    ---------
Surplus of net market value of plan assets over accrued benefits      234,164
                                                                    =========

Vested benefits                                                       998,700
                                                                    =========

Actuarial assessment of the plan was made in 1992 by William M. Mercer Pty. Ltd.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

                                                                 CONSOLIDATED         KOPPERS AUSTRALIA
                                                                                        PTY. LIMITED
                                                                 1995    1994          1995      1994
                                                                A$'000  A$'000        A$'000    A$'000
25.  CONTINGENT LIABILITIES

Related bodies corporate

Bank guarantees covering security deposits,
contract performance and autopay                                1,638   1,316         1,638     1,316
                                                                =====  ======         =====     =====

Koppers Australia Pty. Limited and related companies, namely Koppers Power Poles (Australia) Pty. Limited, Koppers Coal Tar Products Pty. Ltd., Koppers Timber Preservation Pty. Ltd. and Koppers Investments (Aust.) Pty. Limited have collectively unrestricted access to borrowing facilities to a maximum of $47,850,000.

The amount of credit unused at 30 June 1995 totaled $29,826,000.

The security held by the bank over the above facilities include registered mortgages over certain freehold property and registered equitable mortgages over the assets and undertakings including unpaid and uncalled capital of the company and related companies.

In addition, a fully interlocking guarantee has been provided by the above-mentioned related companies, to provide security over the borrowing facilities of the company and its related companies. Under the terms of an ASC Class Order these above mentioned companies have guaranteed any deficiency of funds if any of the companies is wound up. No such deficiency exists. Refer to note 29.

26.  AUDITORS' REMUNERATION

Amounts received or due and receivable by the auditors, from entities in the economic entity or related entities

Auditing accounts
     Auditors of chief entity                                     234     215            35        30
     Other auditors                                                32      33             -         -

Other services
     Auditors of chief entity                                     102      89            20        72
     Other auditors                                                10      11             -         -
                                                                -----  ------         -----     -----
                                                                  378     348            55       102
                                                                =====  ======         =====     =====

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

27.  SUBSEQUENT EVENTS

     There has been no significant event since balance date.

28.  RELATED PARTY DISCLOSURES

     a) The directors of Koppers Australia Pty. Limited during the financial year were:

                                            D.P. Traviss;
                                            E.S. Bryon;
                                            M.J. Burns;
                                            E.A. Clendaniel;
                                            B.K. Jensen;
                                            P.J. Laver;
                                            C.E. Smith;
                                            R.K. Wagner;
                                            T.G. Mullen;
                                            C.R. Newell;
                                            A. Purnell; and
                                            B.C. Wilson

     b) The following related party transactions occurred during the financial year:

          Transactions with related parties

          i)   Dividends received of A$253,550. (1994: A$1,792,006)

          ii) Professional fees of A$408,000 (1994: nil) paid on behalf of related party and oncharged. Refer to note 7.

     c) Transactions with the Directors of Koppers Australia Pty. Limited and the economic entity:

          During 1992 Koppers Australia Pty Limited caused to be issued units in a management incentive scheme to various executives of the group. Unit holders are entitled, but not obliged, to exchange all or some of their units for cash after holding units for a qualifying period of three years. The executives are obliged to exchange all units for cash on their resignation, retirement or dismissal from employment.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

28.  RELATED PARTY DISCLOSURES (cont'd)

     The growth in value of these units, and the resulting benefit to the executives, is determined by reference to the profitability after tax of the Koppers Australia group. Benefits from this scheme are funded by companies within the Koppers Australia group. Three directors of Koppers Australia Pty. Limited, namely B.C. Wilson, C.R. Newell and E.S. Bryon were issued units in this scheme in 1992 and 1994. As at 30 June 1995, the combined value of the units issued to the above directors is $91,200.

     There have been no other transaction concerning shares between entities in the reporting entity and directors of the reporting entity or their director-related entities.

     All financial benefits provided by Koppers Australia Pty. Limited or its controlled entities to related parties were provided at arms' length terms.

     d) Koppers Australia Pty. Limited is the ultimate Australian holding company.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

29.  INVESTMENTS (NON-CURRENT)

Investment in unlisted controlled entities comprises:


Name                                              County           Beneficial         Investment
                                                of Incorp-      percentage held    Koppers Australia
                                                 oration          by economic         Pty. Limited
                                                                    entity
                                                               1995         1994        1995     1994
                                                                %            %         A$'000   A$'000
Koppers Investments (Aust.) Pty.
Limited                               (i)         Australia     100          100        6,355    6,355

KAP (UK) Limited                                  U.K.          100          100            -       16

Koppers-Hickson Investments Pty
Limited                                           Australia      51           51        3,060    3,060

Koppers Power Poles (Australia)
Pty. Limited                          (i)         Australia     100          100          955      955

Continental Carbon Australia Pty.
Limited                                           Australia      51           51        1,526    1,526

KAP Investments Inc.                              U.S.A.        100          100       10,846   10,846

Koppers Timber Preservation Pty.
Ltd.                                  (i)         Australia     100          100        6,899    6,899

Koppers Coal Tar Products Pty. Ltd    (i)         Australia     100          100        9,005    9,005

Koppers Shipping Pty. Ltd.            (i)         Australia     100          100            -        -
                                                                                       ------   ------

                                                                                       38,646   38,662
                                                                                       ======   ======

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

29.  INVESTMENTS (NON-CURRENT) (cont'd)

     (i) Pursuant to a Class order dated 19 December 1991, relief has been granted to this controlled entity of Koppers Australia Pty. Limited form the Corporations Law requirements for preparation, audit and publication of accounts.


          As a condition of the class order, Koppers Australia Pty. Limited and the controlled entity subject to the class order, entered into a deed of indemnity on May 18 1995. The effect of the deed is that Koppers Australia Pty. Limited has guaranteed to pay any deficiency in the event of winding up of the controlled entity. The controlled entity has also given a similar guarantee in the event that Koppers Australia Pty. Limited is wound up. The aggregate assets and liabilities of the companies subject to the deed, and the aggregate result of these companies are as follows:

                                                 1995            1994
                                                A$'000          A$'000
          Total assets                         103,426         135,256
          Total liabilities                     55,532          61,992
                                               -------         -------
          Net assets                            47,894          73,264
                                               =======         =======
          Profit after income tax                7,216           5,027
                                               =======         =======

Overseas unlisted controlled entities carrying on business in the country of incorporation.

Name                                                                        Country          Percentage held
                                                                           of Incorp-         by Controlled
                                                                            oration            Entities of
                                                                                                 Koppers
                                                                                              Australia Pty.
                                                                                                 Limited
                                                                              1995                 1994
                                                                                %                    %
Koppers-Hickson Timber Protection Pty.
Limited                                                  Australia              51                  51
Koppers-Hickson (PNG) Pty. Limited                       P.N.G.                 51                  51
Koppers-Hickson Timber Protection (NZ)      (ii)         New
Limited                                                  Zealand                51                  51
Koppers-Hickson Timber Protection (Fiji)
Limited                                     (ii)         Fiji                   51                  51
Koppers-Hickson Timber Protection
(Malaysia) SDN BHD                          (ii)         Malaysia               51                  51
Koppers-Hickson Timber Protection (S) Pte
Ltd                                         (ii)         Singapore              51                  51

(ii) Controlled entities which are audited by other member firms of Ernst & Young International.

                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

                                       Notes    Timber      Chemicals   Carbon      Cool Tar   Other    Eliminations   Consolidation
                                              Preservation               Black      Products
                                                A$'000       A$'000     A$'000       A$'000    A$'000      A$'000         A$'000
30.  SEGMENT INFORMATION

(a)  Industry Segments
     Operating Revenue
     Sales to customers outside the
     economic entity                                31,391     36,952   30,367       57,503       880              -         157,093

Intersegment Sales                       2             244      3,227        -       14,353     4,767        (22,591)              -
                                                   -------     ------   ------       ------    ------        -------         -------

                                                    31,635     40,179   30,367       71,856     5,647        (22,591)        157,093
                                                   =======     ======   ======       ======    ======        =======         =======

Consolidated Operating Profit/(Loss)     2             904      4,152    1,983        6,312     2,654         (1,633)         14,372
                                                   =======     ======   ======       ======    ======        =======         =======

Segment Assets                                      29,721     25,695   20,584       67,349    70,373        (65,501)        148,221
                                                   =======     ======   ======       ======    ======        =======         =======

(b) Geographical Segments                      Australia     P.N.G.     New Zealand South East
                                                                          & Fiji       Asia
Operating Revenue                               A$'000       A$'000     A$'000       A$'000
Sales to customers outside the
economic entity                                    131,044        550   18,792        6,707         -              -         157,093

Intersegment Sales                                  22,356         45      190            -         -        (22,591)              -
                                                   -------     ------   ------       ------    ------        -------         -------

                                         2         153,400        595   18,982        6,707         -        (22,591)        157,093
                                                   =======     ======   ======       ======    ======        =======         =======

Consolidated Operating Profit            2          12,951       (207)   2,779          482         -         (1,633)         14,372
                                                   =======     ======   ======       ======    ======        =======         =======

Segment Assets                                     203,469        661   12,801        2,477         -        (71,187)         48,221
                                                   =======     ======   ======       ======    ======        =======         =======


                         KOPPERS AUSTRALIA PTY. LIMITED
                         ------------------------------

                               (ACN 000 566 629)
                               -----------------

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
             -----------------------------------------------------

                                  30 JUNE 1995
                                  ------------

30.  SEGMENT INFORMATION (cont'd)
     ----------------------------

     The economic entity operates predominantly in four industries - timber preservation, chemicals, carbon black and coal tar products, and in four geographical areas - Australia, P.N.G., New Zealand and Fiji and South East Asia. The manufacturing operations comprise the refinement and distribution of coal tar products, the manufacture of wood preservation chemicals, the preservation of timber products and carbon black.


                                                                             CONSOLIDATED             KOPPERS AUSTRALIA
                                                                                                         PTY. LIMITED
                                                                           1995         1994          1995          1994
                                                                          A$'000       A$'000        A$'000        A$'000
31.  REMUNERATION OF DIRECTORS

Amounts received or due and receivable by the
directors of the economic entity from corporations
of which they are directors or related bodies
corporate or entities controlled by the chief entity.                      1,612        1,695
                                                                           =====        =====

The directors have applied ASC Class Order 94/1529, in the disclosure of directors' remuneration and benefits.

Amounts received or due and receivable by the
directors of Koppers Australia Pty. Limited from
that company and related bodies corporate.                                                              753           853
                                                                                                        ===           ===

The number of directors of Koppers Australia
Pty. Limited whose remuneration (including superannuation contributions) falls within the following bands:

$0             -      $  9,999                                                                            8             7
$100,000       -      $109,999                                                                            -             1
$170,000       -      $179,999                                                                            -             1
$190,000       -      $199,999                                                                            2             -
$200,000       -      $209,999                                                                            -             1
$350,000       -      $359,999                                                                            1             -
$370,000       -      $379,999                                                                            -             1
                                                                                                        ---           ---
                                                                                                         11            11
                                                                                                        ===           ===

In the opinion of the directors, remuneration paid to directors is considered reasonable.